As filed with the Securities and Exchange Commission on September 20, 2013

Registration No. 333-

UNITED STATES

Securities and exchange commission

washington, d.c. 20549

FORM S-8

registration statement

Under

the securities act of 1933

performance technologies, incorporated

(Exact Name of Registrant as Specified in its Charter)

Delaware	16-1158413
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

140 Canal View Boulevard, Rochester, New York 14623

(Address of Principal Executive Offices) (Zip Code)

Performance Technologies, Incorporated 2012 Omnibus Incentive Plan

(Full title of the plan)

John M. Slusser

Chairman of the Board and Chief Executive Officer

Performance Technologies, Incorporated

140 Canal View Boulevard

Rochester, New York 14623

(585) 256-0200

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Jeffrey H. Bowen, Esq.

Harter Secrest & Emery LLP

1600 Bausch & Lomb Place

Rochester, New York 14604

(585) 232-6500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☐ Large accelerated filer      ☐ Accelerated filer       ☐Non-accelerated filer       ☑ Smaller reporting company

                           (Do not check if a smaller

                   Reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.01 par value per share	313,000	$0.90	$ 281,700.00	$ 38.42
Common Stock, $.01 par value per share	20,000	$1.29	$ 25,800.00	$ 3.52
Common Stock, $.01 par value per share	40,000	$1.36	$ 54,400.00	$ 7.42
Common Stock, $.01 par value per share	1,127,000(4)	$3.20(5)	$3,606,400.00	$491.91
Total	1,500,000		$3,968,300.00	$541.26

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional securities that may be offered or issued in connection with any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the outstanding number of shares of the Registrant’s Common Stock, $.01 par value per share (“Common Stock”).

(2) Represents shares of Common Stock issuable upon the exercise of stock options previously granted under the Performance Technologies, Incorporated 2012 Omnibus Incentive Plan (the “2012 Plan”).

(3) Represents the exercise price of the stock options that have been awarded and remain outstanding under the 2012 Plan.

(4) Represents the additional shares of Common Stock authorized to be issued under the 2012 Plan.

(5) Pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act, the proposed maximum aggregate offering price has been determined on the basis of the average of the high and low prices of the Registrant’s Common Stock reported on the Nasdaq Global Market on September 19, 2013.

PART I

INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the Note to Part I of Form S-8 and Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”). The documents containing the information specified in this Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, previously filed by the Registrant with the Commission, are incorporated herein by reference and made a part hereof:

(i) The Registrant’s Current Reports on Form 8-K filed with the Commission on January 10, 2013, January 29, 2013, May 24, 2013 and June 04, 2013;

(ii) The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2013 and June 30, 2013, filed with the Commission on May 6 and August 12, 2013, respectively.

(iii) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on March 7, 2013;

(iv) The description of the Registrant’s Common Stock, $.01 par value, contained in the Registrant’s Registration Statement on Form S-1 (Registration No. 33-99684), filed with the Commission on November 22, 1995; and

(v) Performance Technologies, Incorporated 2012 Omnibus Incentive Plan document, contained as Exhibit 4.8 of the Registrant’s 2012 Annual Report on Form 10-K, filed with the Commission on March 7, 2013.

All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

With respect to indemnification of directors and officers, Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Under this provision of the DGCL, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Furthermore, the DGCL provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact person is or was a director, officer, employee or agent of the corporation, or is or was serving in that capacity at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The Company’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) and By-laws, as amended (the “By-laws”) provide for limitation of the liability of directors to the Company and its stockholders and for indemnification of directors, officers, employees and agents of the Company, respectively, to the maximum extent permitted by the DGCL.

The Certificate of Incorporation provides that directors are not liable to the Company or its stockholders for monetary damages for breaches of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) for dividend payments or stock repurchases in violation of Delaware law, or (d) for any transaction from which the director derived any improper personal benefit.

The By-laws include provisions by which the Company will indemnify its officers and directors and other persons against expenses, judgments, fines and amounts paid in settlement with respect to threatened, pending or completed suits or proceedings against such persons by reason of serving or having served the Company as officers, directors or in other capacities, except in relation to matters with respect to which such persons shall be determined not to have acted in good faith, lawfully or in the best interests of the Company. With respect to matters to which the Company’s officers, directors, employees, agents or other representatives are determined to be liable for misconduct or negligence in the performance of their duties, the By-laws provide for indemnification only to the extent that the Company determines that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

Exhibit No.	Description
4.1	Restated Certificate of Incorporation of the Registrant (Exhibit 3.1) [1]
4.2	Certificate of Amendment to Certificate of Incorporation of the Registrant [2]
4.3	Amended By-laws of the Registrant (Exhibit 3.3) [1]
4.4	Amendment to By-laws of the Registrant [3]
4.5	Form of Common Stock Certificate of the Registrant (Exhibit 4.1)[1]
4.6	Rights Agreement [4]
4.7	Amendment No. 1 to Rights Agreement [5]
4.8	Amendment No. 2 to Rights Agreement [6]
5.1	Opinion of Harter, Secrest & Emery LLP as to the legality of the issuance of the Shares *
23.1	Consent of Harter, Secrest & Emery LLP (included in opinion filed as Exhibit 5.1) *
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm *

24.1	Power of Attorney – Not Applicable
99.1	Performance Technologies, Incorporated 2012 Omnibus Incentive Plan [7]

* Exhibit filed herewith.

[1] Exhibit previously filed as part of and is incorporated herein by reference to the Registrant’s Registration Statement on Form S-1 (Registration No. 33-99684), filed with the Commission on November 22, 1995. The exhibit number contained in parenthesis refers to the exhibit number in such Registration Statement.

[2] Exhibit previously filed as part of and is incorporated herein by reference to Exhibit 3.2 of the Registrant’s Annual Report on Form 10-K (File No. 000-27460), filed with the Commission on March 30, 2000.

[3] Exhibit previously filed as part of and is incorporated herein by reference to Exhibit 99.2 of the Registrant’s Current Report on Form 8-K (File No. 000-27460), filed with the Commission on December 28, 2007.

[4] Exhibit previously filed as part of and is incorporated herein by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form 8-A12G (File No. 000-27460), filed with the Commission on November 8, 2000.

[5] Exhibit previously filed as part of and is incorporated herein by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K (File No. 000-27460), filed with the Commission on August 25, 2010.

[6] Exhibit previously filed as part of and is incorporated herein by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q (File No. 000-27460), filed with the Commission on November 23, 2012.

[7] Exhibit previously filed as part of and is incorporated herein by reference to Exhibit 4.8 to the Registrant’s 2012 Annual Report on Form 10-K (File No. 000-27460), filed with the Commission on March 7, 2013.

Item 9. Undertakings.

(a) The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs if contained in periodic reports filed with the Commission by the Registrant pursuant to Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on this 20th day of September, 2013.

PERFORMANCE TECHNOLOGIES, INCORPORATED

By:/s/ John M. Slusser John M. Slusser President and Chief Executive Officer

By:/s/ Dorrance W. Lamb Dorrance W. Lamb Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act, the following persons on behalf of the registrant and in the capacities and on the dates indicated have signed this report.

Signature	Title	Date
/s/John M. Slusser John M. Slusser	Chairman of the Board, President, Chief Executive Officer (Principal Executive Officer)	September 20, 2013

/s/Dorrance W. Lamb Dorrance W. Lamb	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	September 20, 2013

/s/Dennis C. Connors Dennis C. Connors	Director	September 20, 2013

/s/Charles E. Maginness Charles E. Maginness	Director	September 20, 2013

/s/Stuart B. Meisenzahl Stuart B. Meisenzahl	Director	September 20, 2013

/s/Robert L. Tillman Robert L. Tillman	Director	September 20, 2013

EXHIBIT INDEX

Exhibit No.	Description
4.1	Restated Certificate of Incorporation of the Registrant (Exhibit 3.1) [1]
4.2	Certificate of Amendment to Certificate of Incorporation of the Registrant [2]
4.3	Amended By-laws of the Registrant (Exhibit 3.3) [1]
4.4	Amendment to By-laws of the Registrant [3]
4.5	Form of Common Stock Certificate of the Registrant (Exhibit 4.1)[1]
4.6	Rights Agreement [4]
4.7	Amendment No. 1 to Rights Agreement [5]
4.8	Amendment No. 2 to Rights Agreement [6]
5.1	Opinion of Harter, Secrest & Emery LLP as to the legality of the issuance of the Shares *
23.1	Consent of Harter, Secrest & Emery LLP (included in opinion filed as Exhibit 5.1) *
23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm *
24.1	Power of Attorney – Not Applicable
99.1	Performance Technologies, Incorporated 2012 Omnibus Incentive Plan [7]

* Exhibit filed herewith.

[1] Exhibit previously filed as part of and is incorporated herein by reference to the Registrant’s Registration Statement on Form S-1 (Registration No. 33-99684), filed with the Commission on November 22, 1995. The exhibit number contained in parenthesis refers to the exhibit number in such Registration Statement.

[2] Exhibit previously filed as part of and is incorporated herein by reference to Exhibit 3.2 of the Registrant’s Annual Report on Form 10-K (File No. 000-27460), filed with the Commission on March 30, 2000.

[3] Exhibit previously filed as part of and is incorporated herein by reference to Exhibit 99.2 of the Registrant’s Current Report on Form 8-K (File No. 000-27460), filed with the Commission on December 28, 2007.

[4] Exhibit previously filed as part of and is incorporated herein by reference to Exhibit 4.1 of the Registrant’s Registration Statement on Form 8-A12G (File No. 000-27460), filed with the Commission on November 8, 2000.

[5] Exhibit previously filed as part of and is incorporated herein by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K (File No. 000-27460), filed with the Commission on August 25, 2010.

[6] Exhibit previously filed as part of and is incorporated herein by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q (File No. 000-27460), filed with the Commission on November 23, 2012.

[7] Exhibit previously filed as part of and is incorporated herein by reference to Exhibit 4.8 to the Registrant’s 2012 Annual Report on Form 10-K (File No. 000-27460), filed with the Commission on March 7, 2013.

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